Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31,	December 31,
	2004	2003

ASSETS
Current Assets:
Cash and cash equivalents	$69	$111
Accounts receivable - trade	442	326
Unbilled revenue	336	221
Miscellaneous accounts and notes receivable	38	126
Materials and supplies, at average cost	623	487
Other current assets	74	46
Total current assets	1,582	1,317
Property and Plant, Net	13,297	10,920
Investments and Other Non-Current Assets:
Investments in leveraged leases	140	152
Nuclear decommissioning trust fund	235	212
Goodwill and other intangibles, net	940	574
Other assets	411	332
Total investments and other assets	1,726	1,270
Regulatory Assets	829	729

TOTAL ASSETS	$17,434	$14,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$423	$498
Short-term debt	417	161
Accounts and wages payable	567	480
Taxes accrued	26	103
Other current liabilities	374	215
Total current liabilities	1,807	1,457
Long-term Debt, Net	5,021	4,070
Preferred Stock Subject to Mandatory Redemption	20	21
Deferred Credits and Other Non-Current Liabilities:
Accumulated deferred income taxes, net	1,886	1,853
Accumulated deferred investment tax credits	139	151
Regulatory liabilities	1,042	824
Asset retirement obligations	439	413
Accrued pension and other post-retirement benefits	756	699
Other deferred credits and liabilities	315	190
Total deferred credits and other liabilities	4,577	4,130
Preferred Stock Not Subject to Mandatory Redemption	195	182
Minority Interest in Consolidated Subsidiaries	14	22
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	3,949	2,552
Retained earnings	1,904	1,853
Accumulated other comprehensive income (loss)	(45)	(44)
Other	(10)	(9)
Total stockholders' equity	5,800	4,354

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,434	$14,236

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Operating Revenues:
Electric	$1,106	$851	$4,288	$3,952
Gas	368	198	866	648
Other	1	2	6	8
Total operating revenues	1,475	1,051	5,160	4,608

Operating Expenses:
Fuel and purchased power	388	256	1,278	1,070
Gas purchased for resale	263	141	598	457
Other operations and maintenance	381	323	1,337	1,224
Coal contract settlement	-	-	-	(51)
Depreciation and amortization	159	131	557	519
Taxes other than income taxes	81	61	312	299
Total operating expenses	1,272	912	4,082	3,518
Operating Income	203	139	1,078	1,090

Other Income and (Deductions):
Miscellaneous income	12	11	32	27
Miscellaneous expense	(3)	(8)	(9)	(22)
Total other income and (deductions)	9	3	23	5

Interest Charges and Preferred Dividends:
Interest	86	73	278	277
Preferred dividends of subsidiaries	3	3	11	11
Net interest charges and preferred dividends	89	76	289	288

Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle	123	66	812	807

Income Taxes	40	28	282	301

Income Before Cumulative Effect of Change in Accounting Principle	83	38	530	506

Cumulative Effect of Change in Accounting Principle, Net of Income Taxes	-	-	-	18

Net Income	$83	$38	$530	$524

Earnings per Common Share - Basic and Diluted:
Income before cumulative effect of change in accounting principle	$0.42	$0.24	$2.84	$3.14
Cumulative effect of change in accounting principle, net of income taxes	-	-	-	0.11
Earnings per Common Share - Basic and Diluted:	$0.42	$0.24	$2.84	$3.25

Average Common Shares Outstanding	194.8	162.4	186.4	161.1

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Twelve Months Ended
	December 31,
	2004	2003

Cash Flows From Operating Activities:
Net income	$530	$524
Adjustments to reconcile net income to net cash
provided by operating activities:
Cumulative effect of change in accounting principle	-	(18)
Depreciation and amortization	557	519
Amortization of nuclear fuel	31	33
Amortization of debt issuance costs and premium/discounts	13	10
Deferred income taxes, net	351	12
Deferred investment tax credits, net	(12)	(11)
Coal contract settlement	36	(36)
Voluntary retirement and other restructuring charges	-	(5)
Pension contribution	(295)	(25)
Other	28	5
Changes in assets and liabilities, excluding the effects of the acquisitions:
Receivables, net	(18)	6
Materials and supplies	(25)	(47)
Accounts and wages payable	29	(16)
Taxes accrued	(67)	39
Assets, other	(62)	(15)
Liabilities, other	33	47
Net cash provided by operating activities	1,129	1,022

Cash Flows From Investing Activities:
Construction expenditures	(806)	(682)
Acquisitions, net of cash acquired	(443)	(479)
Nuclear fuel expenditures	(42)	(23)
Other	25	3
Net cash used in investing activities	(1,266)	(1,181)

Cash Flows From Financing Activities:
Dividends on common stock	(479)	(410)
Capital issuance costs	(40)	(14)
Redemptions, Repurchases and Maturities:
Nuclear fuel lease	(67)	(46)
Short-term debt	-	(110)
Long-term debt	(1,465)	(815)
Preferred stock	(1)	(31)
Issuances:
Common stock	1,441	361
Short-term debt	256	-
Long-term debt	458	698
Other	(8)	9
Net cash provided by (used in) financing activities	95	(358)

Net Change In Cash and Cash Equivalents	(42)	(517)
Cash and Cash Equivalents at Beginning of Year	111	628

Cash and Cash Equivalents at End of Period	$69	$111